UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2017

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida 33069

(Address of Principal Executive Office) (Zip Code)

(954) 462-5570

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on December 5, 2017 (the “Original Form 8-K”) solely to correct an error under the exhibit filed as Exhibit 10.1 thereto (the “Exhibit”) and file the Independent Director Agreement. As previously filed, the Exhibit reflected the incorrect document which has been corrected on Exhibit 10.1 to this Amendment No. 1. No other changes have been made to the Original Form 8-K.

Item 3.02	Unregistered Sale of Equity Securities.

As set forth in Item 5.02 of this report, effective November 22, 2017 the Company issued Mr. Dana Allen 2,000,000 shares of its common stock valued at $0.0125 as compensation for his services as a director. Mr. Allen is an accredited investor and the issuance of the shares is exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of such act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 22, 2017, Dana Allen, was appointed by a unanimous written consent of the members of the Company’s board of directors to serve on the Company’s board of directors, filling a vacancy on the board. Mr. Allen shall serve on the board of directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Dana Allen, age 64, is founder and chief executive officer of AUN-TV, a network of 7 California broadcast TV stations. Mr. Allen founded Sequoia Data Corporation in 1987, a company based in Silicon Valley company, where he served as CEO and chairman until it merged with TMS in 1996, forming TMSSequoia, a public company. He later became CEO and Chairman of TMSSequoia in 1999. From 1998 to 2000 Mr. Allen was founding Chairman of NewsMax Media. Since 2002 he has managed his private investment portfolio. Mr. Allen holds nine US Patents. The first 7 are related to OCR (optical character recognition) and document imaging software. The two most recent patents are (1) a patent related to an improvement to internal-combustion engines that allows two stroke gas engines to run without any oil mixed into the gas, designed to decrease air pollution and (2) a patent for a method and device for underwater recovery of products or pollutants, designed to recover deep water oil spills.

Pursuant to an independent director agreement, the Company has agreed to pay Mr. Allen an annual fee of $6,000 and has issued Mr. Allen 2,000,000 shares of restricted common stock valued at $0.0125. A copy of the independent director agreement is incorporated herein by reference and is filed as Exhibit 10.1 to this Form 8-K. The description of the transactions contemplated by the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Director Agreement effective November 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: December 6, 2017	/s/ Robert Carmichael
Robert Carmichael, Chief Executive Officer